CERTIFICATE OF INCORPORATION
                                       OF
                               EQUITEX 2000, INC.

                                   ARTICLE I

     SECTION 1. The name of the corporation is Equitex 2000, Inc..

                                   ARTICLE II

     SECTION 1. The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of Newcastle, State of Delaware 19805. The name of the corporation's registered agent at that address is Corporation Service Company.

                                  ARTICLE III

     SECTION 1. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the "DGCL").

                                   ARTICLE IV

     SECTION 1. The total number of shares of capital stock which the corporation shall have authority to issue is 52,000,000 shares, consisting of 50,000,000 shares of common stock, $.01 par value (the "Common Stock"), and 2,000,000 shares of preferred stock, $.01 par value (the Preferred Stock").

     SECTION 2. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

     (i) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including that without limiting the following:

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          (a)  The designation and number of shares of such series.

          (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends may be paid in cash, shares of Common Stock or Preferred Stock or in assets of the corporation, and whether such dividends shall be cumulative or noncumulative.

          (c) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

          (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

          (e) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or capital stock of the corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

          (f) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise.

          (g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

          (h) The rights of the holders of the shares of such series upon the dissolution or winding up of, or upon the distribution of assets of, the corporation.

     SECTION 3. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

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                                   ARTICLE V

     SECTION 1. The name and mailing address of the Sole Incorporator are as follows:

                             John W. Kellogg
                             1400 Glenarm Place
                             Third Floor
                             Denver, CO   80202-5099

     SECTION 2. The powers of the Sole Incorporator shall terminate upon the filing of this Certificate of Incorporation.

                                   ARTICLE VI

            SECTION 1. The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until his successor is elected and qualified are as follows:

              Name                    Mailing Address
              ----                    ---------------
              Henry Fong              2401 PGA Blvd., Suite 190
                                      Palm Beach Gardens, Florida 33410

              Aaron Grunfeld          10390 Santa Monica Blvd.
                                      Fourth Floor
                                      Los Angeles, California  90025

              Russell Casement        1355 South Colorado Blvd., #320
                                      Denver, CO   80222

                                   ARTICLE VII

     SECTION 1. The business and affairs of this corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall consist of one or more members which may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation. Election of directors or their appointment need not be by written ballot unless required by the Bylaws. The requisite quorum for the transaction of business at a meeting of the Board of Directors shall consist of a majority of the total number of directors.

     SECTION 2. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may

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



designated from time to time by the Board of Directors or in the Bylaws of the corporation.

     SECTION 3. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present unless the act of a greater number is required by the laws of Delaware, the Certificate of Incorporation or the Bylaws of this corporation.

     (b) To determine from time to time whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the corporation, except as and to the extent expressly provided by law with reference to the right of stockholders to examine the original or duplicate stock ledger, or otherwise expressly provided by law, or except as expressly authorized by resolution of the Board of Directors.

     (c) Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the corporation; and no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

     (d)  To adopt, amend, or repeal the Bylaws of the corporation.

     (e) To issue or redeem stock, warrants, options, or a shareholder rights plan.

                                  ARTICLE VIII

     SECTION 1. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the

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liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

     SECTION 1. The corporation has the right and/or duty to indemnify any person who is or was a director to the fullest extent provided by law.

     SECTION 2. The corporation has the right and/or duty to indemnify any person who is or was an officer, employee or agent of the corporation who is not a director to the fullest extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the corporation's stockholders or directors, or in a contract.

     SECTION 3. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation and who while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation, partnership, joint venture, trust other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of the DGCL.

     SECTION 4. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be advanced upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 5. The indemnification and advancement of expenses provided by or granted pursuant to this Article, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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                                   ARTICLE X

     SECTION 1. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                                   ARTICLE XI

     SECTION 1. Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     I, THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this the 16th day of January, 2001.

                                        /s/ John W. Kellogg
                                        -------------------
                                        John W. Kellogg
                                        Sole Incorporator

STATE OF COLORADO            )
               SS:           )
CITY AND COUNTY OF DENVER    )

     Subscribed, sworn to and acknowledged before me by John W. Kellogg, this the 16TH day of January, 2001.

     Witness my hand and official seal.

     Joanne West
     -------------
     Notary Public

          My commission expires:5/15/03
                                -------

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